UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2025

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

320 Park Avenue, 15th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2025, Ladder Capital Corp (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were (1) the re-election of Alan H. Fishman, Pamela McCormack and David Weiner to the Board of Directors as Class II Directors, each with a term expiring at the 2028 Annual Meeting and until such person’s successor is duly elected and qualified and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

Based on the votes by holders of the Company’s Class A common stock, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1. The re-election of Alan H. Fishman, Pamela McCormack and David Weiner to the Board of Directors as Class II Directors:

DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Alan H. Fishman	40,108,074	44,445,921	24,073,690
Pamela McCormack	66,226,347	18,327,648	24,073,690
David Weiner	66,922,130	17,631,865	24,073,690

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
108,310,714	208,531	108,440

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 6, 2025	LADDER CAPITAL CORP

		By:	/s/ Kelly Porcella
		Name:	Kelly Porcella
		Title:	Chief Administrative Officer & General Counsel